Exhibit 99.1

News Release
Contact: Ken Dennard / Natalie Hairston Dennard Lascar Investor Relations (713) 529-6600 TCBX@dennardlascar.com

FOR IMMEDIATE RELEASE

THIRD COAST BANCSHARES, INC. REPORTS

2024 THIRD QUARTER FINANCIAL RESULTS

Record Basic EPS of $0.85 and Diluted EPS of $0.74

HOUSTON, TX – October 23, 2024 – Third Coast Bancshares, Inc. (NASDAQ: TCBX) (the “Company,” “Third Coast,” “we,” “us,” or “our”), the bank holding company for Third Coast Bank, today reported its 2024 third quarter financial results.

2024 Third Quarter Financial and Operational Highlights

•
Net income totaled $12.8 million, or $0.85 and $0.74 per basic and diluted share, respectively, compared to $10.8 million, or $0.70 and $0.63 per basic and diluted share, respectively, for the second quarter of 2024.
•
Return on average assets increased to 1.14% annualized compared to 0.97% annualized for the second quarter of 2024 and 0.56% annualized for the third quarter of 2023.
•
Efficiency Ratio improved to 59.57% for the third quarter of 2024 from 61.39% for the second quarter of 2024.
•
Gross loans grew $131.7 million to $3.89 billion, 3.5% more than the $3.76 billion reported as of June 30, 2024.
•
Noninterest-bearing demand deposits increased $25.3 million, or 5.5%, to $489.8 million from $464.5 million as of June 30, 2024, and represented 12.3% of total deposits as of September 30, 2024, compared to 12.0% of total deposits as of June 30, 2024.
•
Book value per share and tangible book value per share(1) increased to $28.13 and $26.75, respectively, compared to $26.99 and $25.60, respectively, as of June 30, 2024.
•
Opened our 19th branch location with a de novo branch located in Houston, Texas.

“We are pleased to report another quarter of record-setting earnings, with diluted earnings per share reaching 74 cents,” said Bart Caraway, Chairman, President, and Chief Executive Officer of Third Coast. “This performance reflects our continued execution of our strategic plan, resulting in significant improvements across key metrics, including improving our loan and deposit mix, expanding our net interest margin, and achieving our goal of bringing the efficiency ratio below 60% ahead of schedule. Our team’s efforts have led to an impressive 13 consecutive quarters of net interest income growth, demonstrating the sustainability of our approach. Finally, our

____________________________

(1) Non-GAAP financial measure. Please refer to the table titled “GAAP Reconciliation and Management's Explanation of Non-GAAP Financial Measures” at the end of this press release for a reconciliation of these non-GAAP financial measures.

results highlight our ability to successfully manage expenses while driving revenue growth, all while maintaining strong asset quality.

“Looking ahead, we remain confident in our ability to deliver high-performing results. Our 1% improvement initiative continues to enhance operational efficiency, positioning us well to navigate the evolving interest rate environment. With our robust Texas markets and the right team in place, we are focused on maintaining this momentum and creating long-term value for our shareholders.”

Operating Results

Net Income and Earnings Per Share

Net income totaled $12.8 million for the third quarter of 2024, compared to $10.8 million for the second quarter of 2024 and $5.6 million for the third quarter of 2023. Net income available to common shareholders totaled $11.6 million for the third quarter of 2024, compared to $9.6 million for the second quarter of 2024 and $4.4 million for the third quarter of 2023. The quarter-over-quarter increase was primarily due to an increase in net interest income, resulting from loan growth and higher rates on loans, and a slightly lower provision for credit loss during the third quarter of 2024. Dividends on our Series A Convertible Non-Cumulative Preferred Stock (“Series A Preferred Stock”) totaled $1.2 million for each of the quarters ended September 30, 2024 and June 30, 2024.

Basic and diluted earnings per share were $0.85 per share and $0.74 per share, respectively, in the third quarter of 2024 compared to $0.70 per share and $0.63 per share, respectively, in the second quarter of 2024 and $0.32 per share for both basic and diluted in the third quarter of 2023.

Net Interest Margin and Net Interest Income

The net interest margin for the third quarter of 2024 was 3.73%, compared to 3.62% for the second quarter of 2024 and 3.71% for the third quarter of 2023. The yield on loans for the third quarter of 2024 was 7.90%, compared to 7.86% for the second quarter of 2024 and 7.57% for the third quarter of 2023.

Net interest income totaled $40.4 million for the third quarter of 2024, an increase of 3.9% from $38.9 million for the second quarter of 2024 and an increase of 14.5% from $35.3 million for the third quarter of 2023. Interest income totaled $82.7 million for the third quarter of 2024, an increase of 1.8% from $81.2 million for the second quarter of 2024 and an increase of 19.2% from $69.4 million for the third quarter of 2023. Interest and fees on loans increased $2.4 million, or 3.2%, compared to the second quarter of 2024, and increased $10.1 million, or 15.4%, compared to the third quarter of 2023. Interest expense in the third quarter of 2024 remained consistent with the second quarter of 2024 at $42.3 million and $42.4 million, respectively.

Noninterest Income and Noninterest Expense

Noninterest income totaled $2.5 million for the third quarter of 2024, compared to $2.9 million for the second quarter of 2024 and $1.9 million for the third quarter of 2023. The sequential decrease in noninterest income was primarily due to losses recorded on the sale of a corporate bond and two mortgage-backed securities during the third quarter of 2024.

Noninterest expense remained consistent at $25.6 million for the second and third quarters of 2024, and down from $27.5 million for the third quarter of 2023.

The efficiency ratio improved to 59.57% for the third quarter of 2024, compared to 61.39% for the second quarter of 2024 and 74.07% for the third quarter of 2023.

Balance Sheet Highlights

Loan Portfolio and Composition

For the quarter ended September 30, 2024, gross loans increased to $3.89 billion, an increase of $131.7 million, or 3.5%, from $3.76 billion as of June 30, 2024, and an increase of $329.9 million, or 9.3%, from $3.56 billion as of September 30, 2023. Commercial and industrial and real estate loans accounted for the majority of the loan growth for the third quarter of 2024, with commercial and industrial loans increasing $137.9 million and real estate loans increasing $33.0 million from the second quarter of 2024. The growth was partially offset by a $39.0 million decrease in municipal loans from June 30, 2024.

Asset Quality

Nonperforming loans at September 30, 2024 were comparable to June 30, 2024 at $24.0 million and $24.4 million, respectively. As of September 30, 2024, the nonperforming loans to total loans ratio was 0.62%, compared to 0.65% as of June 30, 2024.

The provision for credit loss recorded for the third quarter of 2024 was $1.1 million and the allowance for credit losses of $39.7 million represented 1.02% of the $3.89 billion in gross loans outstanding as of September 30, 2024.

The Company recorded net recoveries of $57,000 and net charge-offs of $24,000 for the third quarter of 2024 and 2023, respectively.

Deposits and Composition

Deposits totaled $3.99 billion as of September 30, 2024, an increase of 3.6% from $3.86 billion as of June 30, 2024, and an increase of 9.5% from $3.65 billion as of September 30, 2023. Noninterest-bearing demand deposits increased from $464.5 million as of June 30, 2024, to $489.8 million as of September 30, 2024 and represented 12.3% of total deposits as of September 30, 2024, compared to 12.0% of total deposits as of June 30, 2024. As of September 30, 2024, interest-bearing demand deposits decreased $62.3 million, or 2.2%, time deposits increased $177.9 million, or 36.2%, and savings accounts decreased $2.1 million, or 6.2%, respectively, from June 30, 2024.

The average cost of deposits was 4.18% for the third quarter of 2024, representing a 4-basis point decrease from the second quarter of 2024 and a 45-basis point increase from the third quarter of 2023. The year-over-year increase was due to interest-bearing demand deposit growth and the increase in rates paid on interest-bearing demand deposits.

Earnings Conference Call

Third Coast has scheduled a conference call to discuss its 2024 third quarter results, which will be broadcast live over the Internet, on Thursday, October 24, 2024, at 11:00 a.m. Eastern Time / 10:00 a.m. Central Time. To participate in the call, dial 201-389-0869 and ask for the Third Coast Bancshares, Inc. call at least 10 minutes prior to the start time, or access it live over the Internet at https://ir.thirdcoast.bank/events-and-presentations/events/. For those who cannot listen to the live call, a replay will be available through October 31, 2024, and may be accessed by dialing 201-612-7415 and using passcode 13748897#. Also, an archive of the webcast will be available shortly after the call at https://ir.thirdcoast.bank/events-and-presentations/events/ for 90 days.

About Third Coast Bancshares, Inc.

Third Coast Bancshares, Inc. is a commercially focused, Texas-based bank holding company operating primarily in the Greater Houston, Dallas-Fort Worth, and Austin-San Antonio markets through its wholly owned subsidiary, Third Coast Bank. Founded in 2008 in Humble, Texas, Third Coast Bank conducts banking operations through

19 branches encompassing the four largest metropolitan areas in Texas. Please visit https://www.thirdcoast.bank for more information.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties and are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “looking ahead,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would” and “outlook,” or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. There are or will be important factors that could cause our actual results to differ materially from those indicated in these forward-looking statements, including, but not limited to, the following: interest rate risk and fluctuations in interest rates; market conditions and economic trends generally and in the banking industry; our ability to maintain important deposit relationships; our ability to grow or maintain our deposit base; our ability to implement our expansion strategy; our ability to pay dividends on our Series A Preferred Stock; credit risk associated with our business; and changes in key management personnel. For a discussion of additional factors that could cause our actual results to differ materially from those described in the forward-looking statements, please see the risk factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the U.S. Securities and Exchange Commission (the “SEC”), and our other filings with the SEC.

The foregoing factors should not be construed as exhaustive and should be read together with the other cautionary statements included in this press release. If one or more events related to these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from what we anticipate. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and we do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. New factors emerge from time to time, and it is not possible for us to predict which will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Non-GAAP Financial Measures

This press release contains certain non-GAAP financial measures, including Tangible Common Equity, Tangible Book Value Per Share, Tangible Common Equity to Tangible Assets and Return on Average Tangible Common Equity, which are supplemental measures that are not required by, or are not presented in accordance with GAAP. Please refer to the table titled “GAAP Reconciliation and Management’s Explanation of Non-GAAP Financial Measures” at the end of this press release for a reconciliation of these non-GAAP financial measures.

Third Coast Bancshares, Inc. and Subsidiary

Financial Highlights

(unaudited)

	2024			2023
(Dollars in thousands)	September 30	June 30	March 31	December 31	September 30

ASSETS
Cash and cash equivalents:
Cash and due from banks	$258,191	$241,809	$367,831	$296,926	$142,122
Federal funds sold	12,265	12,088	130,429	114,919	144,408
Total cash and cash equivalents	270,456	253,897	498,260	411,845	286,530

Interest bearing time deposits in other banks	353	350	-	-	-
Investment securities available-for-sale	292,104	286,167	246,291	178,087	201,035
Loans held for investment	3,889,831	3,758,159	3,746,178	3,638,788	3,559,953
Less: allowance for credit losses	(39,683)	(38,211)	(38,140)	(37,022)	(38,067)
Loans, net	3,850,148	3,719,948	3,708,038	3,601,766	3,521,886
Accrued interest receivable	26,111	27,518	25,769	23,120	22,821
Premises and equipment, net	26,696	27,626	26,844	28,554	29,010
Other real estate owned	283	-	-	-	-
Bank-owned life insurance	67,679	67,030	66,443	65,861	65,303
Non-marketable securities, at cost	24,328	16,147	16,095	16,041	15,799
Deferred tax asset, net	8,654	8,972	8,712	9,227	8,335
Derivative assets	5,786	7,799	11,015	8,828	10,889
Right-of-use assets - operating leases	20,397	20,944	20,729	21,439	21,192
Goodwill and other intangible assets	18,882	18,922	18,963	19,003	19,043
Other assets	15,893	18,799	13,244	12,303	13,949
Total assets	$4,627,770	$4,474,119	$4,660,403	$4,396,074	$4,215,792

LIABILITIES
Deposits:
Noninterest bearing	$489,822	$464,498	$424,019	$459,553	$500,187
Interest bearing	3,504,616	3,391,093	3,626,653	3,343,595	3,146,635
Total deposits	3,994,438	3,855,591	4,050,672	3,803,148	3,646,822

Accrued interest payable	7,283	5,668	3,927	4,794	4,318
Derivative liabilities	6,874	7,626	8,253	10,687	10,519
Lease liability - operating leases	21,412	21,919	21,647	22,280	21,958
Other liabilities	34,632	30,786	27,806	23,763	15,467
Line of credit - Senior Debt	31,875	36,875	43,875	38,875	35,875
Note payable - Subordinated Debentures, net	80,708	80,656	80,605	80,553	80,502
Total liabilities	4,177,222	4,039,121	4,236,785	3,984,100	3,815,461

SHAREHOLDERS' EQUITY
Series A Convertible Non-Cumulative Preferred Stock	69	69	69	69	69
Series B Convertible Perpetual Preferred Stock	-	-	-	-	-
Common stock	13,746	13,744	13,731	13,683	13,679
Common stock - non-voting	-	-	-	-	-
Additional paid-in capital	320,871	320,496	320,077	319,613	319,134
Retained earnings	109,160	97,583	87,971	78,775	70,283
Accumulated other comprehensive income (loss)	7,801	4,205	2,869	933	(1,735)
Treasury stock, at cost	(1,099)	(1,099)	(1,099)	(1,099)	(1,099)
Total shareholders' equity	450,548	434,998	423,618	411,974	400,331
Total liabilities and shareholders' equity	$4,627,770	$4,474,119	$4,660,403	$4,396,074	$4,215,792

Third Coast Bancshares, Inc. and Subsidiary

Financial Highlights

(unaudited)

	Three Months Ended					Nine Months Ended
	2024			2023		2024	2023
(Dollars in thousands, except per share data)	September 30	June 30	March 31	December 31	September 30	September 30	September 30

INTEREST INCOME:
Loans, including fees	$75,468	$73,103	$70,671	$70,325	$65,380	$219,242	$178,586
Investment securities available-for-sale	4,532	4,491	3,093	2,746	1,990	12,116	5,567
Federal funds sold and other	2,719	3,631	5,112	3,996	2,015	11,462	5,324
Total interest income	82,719	81,225	78,876	77,067	69,385	242,820	189,477

INTEREST EXPENSE:
Deposit accounts	40,407	40,410	38,698	37,671	30,345	119,515	77,373
FHLB advances and other borrowings	1,929	1,957	2,099	2,065	3,772	5,985	9,910
Total interest expense	42,336	42,367	40,797	39,736	34,117	125,500	87,283

Net interest income	40,383	38,858	38,079	37,331	35,268	117,320	102,194

Provision for credit losses	1,085	1,900	1,560	1,100	2,620	4,545	5,220

Net interest income after credit loss expense	39,298	36,958	36,519	36,231	32,648	112,775	96,974

NONINTEREST INCOME:
Service charges and fees	2,143	1,515	1,505	850	884	5,163	2,383
Earnings on bank-owned life insurance	649	587	582	559	541	1,818	1,542
(Loss) gain on sale of investment securities available-for-sale	(480)	123	157	21	364	(200)	461
Gain on sale of SBA loans	-	-	30	326	114	30	114
Derivative fees	101	28	66	358	159	195	405
Other	104	635	3	43	(196)	742	1,143
Total noninterest income	2,517	2,888	2,343	2,157	1,866	7,748	6,048

NONINTEREST EXPENSE:
Salaries and employee benefits	15,679	15,917	16,502	16,119	17,353	48,098	46,098
Occupancy and equipment expense	3,229	3,146	3,045	2,875	2,925	9,420	8,410
Legal and professional	1,037	1,621	1,385	2,305	2,001	4,043	5,478
Data processing and network expense	1,608	1,046	1,418	987	1,284	4,072	3,748
Regulatory assessments	1,249	1,005	980	942	532	3,234	1,656
Advertising and marketing	420	406	355	614	515	1,181	2,013
Software purchases and maintenance	854	828	817	839	729	2,499	1,536
Loan operations	227	262	226	134	272	715	539
Telephone and communications	166	141	134	125	117	441	385
Other	1,085	1,257	1,052	1,474	1,777	3,394	3,521
Total noninterest expense	25,554	25,629	25,914	26,414	27,505	77,097	73,384

NET INCOME BEFORE INCOME TAX EXPENSE	16,261	14,217	12,948	11,974	7,009	43,426	29,638

Income tax expense	3,486	3,421	2,581	2,285	1,431	9,488	5,926

NET INCOME	12,775	10,796	10,367	9,689	5,578	33,938	23,712

Preferred stock dividends declared	1,198	1,184	1,171	1,197	1,184	3,553	3,539

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$11,577	$9,612	$9,196	$8,492	$4,394	$30,385	$20,173

EARNINGS PER COMMON SHARE:
Basic earnings per share	$0.85	$0.70	$0.68	$0.62	$0.32	$2.23	$1.49
Diluted earnings per share	$0.74	$0.63	$0.61	$0.57	$0.32	$1.99	$1.41

Third Coast Bancshares, Inc. and Subsidiary

Financial Highlights

(unaudited)

	Three Months Ended					Nine Months Ended
	2024			2023		2024	2023
(Dollars in thousands, except share and per share data)	September 30	June 30	March 31	December 31	September 30	September 30	September 30

Earnings per share, basic	$0.85	$0.70	$0.68	$0.62	$0.32	$2.23	$1.49
Earnings per share, diluted	$0.74	$0.63	$0.61	$0.57	$0.32	$1.99	$1.41
Dividends on common stock	$-	$-	$-	$-	$-	$-	$-
Dividends on Series A Convertible Non-Cumulative Preferred Stock	$17.25	$17.06	$16.88	$17.25	$17.06	$51.19	$51.00

Return on average assets (A)	1.14%	0.97%	0.95%	0.90%	0.56%	1.02%	0.84%
Return on average common equity (A)	12.12%	10.53%	10.44%	9.86%	5.19%	11.05%	8.24%
Return on average tangible common equity (A) (B)	12.76%	11.10%	11.03%	10.44%	5.50%	11.65%	8.75%
Net interest margin (A) (C)	3.73%	3.62%	3.60%	3.61%	3.71%	3.65%	3.77%
Efficiency ratio (D)	59.57%	61.39%	64.11%	66.89%	74.07%	61.64%	67.80%

Capital Ratios
Third Coast Bancshares, Inc. (consolidated):
Total common equity to total assets	8.31%	8.24%	7.67%	7.86%	7.93%	8.31%	7.93%
Tangible common equity to tangible assets (B)	7.93%	7.85%	7.29%	7.46%	7.51%	7.93%	7.51%
Common equity tier 1 (to risk weighted assets)	8.38%	8.29%	7.97%	8.06%	8.01%	8.38%	8.01%
Tier 1 capital (to risk weighted assets)	9.93%	9.88%	9.54%	9.70%	9.68%	9.93%	9.68%
Total capital (to risk weighted assets)	12.80%	12.78%	12.41%	12.66%	12.72%	12.80%	12.72%
Tier 1 capital (to average assets)	9.53%	9.24%	9.15%	9.23%	9.79%	9.53%	9.79%

Third Coast Bank:
Common equity tier 1 (to risk weighted assets)	12.45%	12.52%	12.32%	12.52%	12.48%	12.45%	12.48%
Tier 1 capital (to risk weighted assets)	12.45%	12.52%	12.32%	12.52%	12.48%	12.45%	12.48%
Total capital (to risk weighted assets)	13.42%	13.49%	13.28%	13.49%	13.49%	13.42%	13.49%
Tier 1 capital (to average assets)	11.95%	11.71%	11.81%	11.91%	12.62%	11.95%	12.62%

Other Data
Weighted average shares:
Basic	13,665,400	13,657,223	13,606,256	13,603,149	13,608,718	13,643,042	13,576,949
Diluted	17,184,991	17,018,680	16,936,003	16,890,381	13,873,187	17,046,640	16,872,035
Period end shares outstanding	13,667,591	13,665,505	13,652,888	13,604,665	13,600,211	13,667,591	13,600,211
Book value per share	$28.13	$26.99	$26.18	$25.41	$24.57	$28.13	$24.57
Tangible book value per share (B)	$26.75	$25.60	$24.79	$24.02	$23.17	$26.75	$23.17

___________

(A) Interim periods annualized.

(B) Refer to the calculation of these non-GAAP financial measures and a reconciliation to their most directly comparable GAAP financial measures on pages 11 and 12 of this News Release.

(C) Net interest margin represents net interest income divided by average interest-earning assets.

(D) Represents total noninterest expense divided by the sum of net interest income plus noninterest income. Taxes and provision for credit losses are not part of this calculation.

Third Coast Bancshares, Inc. and Subsidiary

Financial Highlights

(unaudited)

	Three Months Ended
	September 30, 2024			June 30, 2024			September 30, 2023
(Dollars in thousands)	Average Outstanding Balance	Interest Earned/ Paid(3)	Average Yield/ Rate(4)	Average Outstanding Balance	Interest Earned/ Paid(3)	Average Yield/ Rate(4)	Average Outstanding Balance	Interest Earned/ Paid(3)	Average Yield/ Rate(4)

Assets
Interest-earnings assets:
Investment securities	$300,969	$4,532	5.99%	$297,653	$4,491	6.07%	$198,305	$1,990	3.98%
Loans, gross	3,801,954	75,468	7.90%	3,740,544	73,103	7.86%	3,424,738	65,380	7.57%
Federal funds sold and other interest-earning assets	209,841	2,719	5.15%	277,144	3,631	5.27%	146,965	2,015	5.44%
Total interest-earning assets	4,312,764	82,719	7.63%	4,315,341	81,225	7.57%	3,770,008	69,385	7.30%
Less allowance for loan losses	(38,425)			(38,429)			(37,421)
Total interest-earning assets, net of allowance	4,274,339			4,276,912			3,732,587
Noninterest-earning assets	195,681			195,193			190,670
Total assets	$4,470,020			$4,472,105			$3,923,257

Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
Interest-bearing deposits	$3,383,897	$40,407	4.75%	$3,411,592	$40,410	4.76%	$2,756,305	$30,345	4.37%
Note payable and line of credit	113,536	1,853	6.49%	121,275	1,957	6.49%	112,765	1,919	6.75%
FHLB advances	5,757	76	5.25%	—	—	—	129,585	1,853	5.67%
Total interest-bearing liabilities	3,503,190	42,336	4.81%	3,532,867	42,367	4.82%	2,998,655	34,117	4.51%
Noninterest-bearing deposits	457,451			442,672			473,282
Other liabilities	63,255			63,056			49,271
Total liabilities	4,023,896			4,038,595			3,521,208
Shareholders’ equity	446,124			433,510			402,049
Total liabilities and shareholders’ equity	$4,470,020			$4,472,105			$3,923,257
Net interest income		$40,383			$38,858			$35,268
Net interest spread (1)			2.82%			2.75%			2.79%
Net interest margin (2)			3.73%			3.62%			3.71%

___________

(1) Net interest spread is the average yield on interest earning assets minus the average rate on interest-bearing liabilities.

(2) Net interest margin represents net interest income divided by average interest-earning assets.

(3) Interest earned/paid includes accretion of deferred loan fees, premiums and discounts.

(4) Annualized.

Third Coast Bancshares, Inc. and Subsidiary

Financial Highlights

(unaudited)

	Nine Months Ended
	September 30, 2024			September 30, 2023
(Dollars in thousands)	Average Outstanding Balance	Interest Earned/ Paid(3)	Average Yield/ Rate(4)	Average Outstanding Balance	Interest Earned/ Paid(3)	Average Yield/ Rate(4)

Assets
Interest-earnings assets:
Investment securities	$267,091	$12,116	6.06%	$195,234	$5,567	3.81%
Loans, gross	3,736,200	219,242	7.84%	3,287,053	178,586	7.26%
Federal funds sold and other interest-earning assets	290,011	11,462	5.28%	142,224	5,324	5.00%
Total interest-earning assets	4,293,302	242,820	7.55%	3,624,511	189,477	6.99%
Less allowance for loan losses	(38,045)			(36,236)
Total interest-earning assets, net of allowance	4,255,257			3,588,275
Noninterest-earning assets	194,650			186,443
Total assets	$4,449,907			$3,774,718

Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
Interest-bearing deposits	$3,380,790	$119,515	4.72%	$2,645,127	$77,373	3.91%
Note payable and line of credit	118,547	5,909	6.66%	111,777	5,592	6.69%
FHLB advances and other	1,933	76	5.25%	106,353	4,318	5.43%
Total interest-bearing liabilities	3,501,270	125,500	4.79%	2,863,257	87,283	4.08%
Noninterest-bearing deposits	452,411			473,834
Other liabilities	62,753			44,025
Total liabilities	4,016,434			3,381,116
Shareholders’ equity	433,473			393,602
Total liabilities and shareholders’ equity	$4,449,907			$3,774,718
Net interest income		$117,320			$102,194
Net interest spread (1)			2.76%			2.91%
Net interest margin (2)			3.65%			3.77%

___________

(1) Net interest spread is the average yield on interest earning assets minus the average rate on interest-bearing liabilities.

(2) Net interest margin represents net interest income divided by average interest-earning assets.

(3) Interest earned/paid includes accretion of deferred loan fees, premiums and discounts.

(4) Annualized.

Third Coast Bancshares, Inc. and Subsidiary

Financial Highlights

(unaudited)

	Three Months Ended
	2024			2023
(Dollars in thousands)	September 30	June 30	March 31	December 31	September 30

Period-end Loan Portfolio:
Real estate loans:
Commercial real estate:
Non-farm non-residential owner occupied	$470,222	$499,941	$510,266	$520,822	$517,917
Non-farm non-residential non-owner occupied	611,617	612,268	598,311	586,626	566,973
Residential	339,558	349,461	345,890	342,589	326,354
Construction, development & other	825,302	756,646	725,176	693,553	655,822
Farmland	35,650	31,049	29,706	30,396	30,646
Commercial & industrial	1,499,302	1,361,401	1,350,289	1,263,077	1,288,320
Consumer	2,002	2,216	2,382	2,555	2,665
Municipal and other	106,178	145,177	184,158	199,170	171,256
Total loans	$3,889,831	$3,758,159	$3,746,178	$3,638,788	$3,559,953

Asset Quality:
Nonaccrual loans	$23,522	$23,910	$18,130	$16,649	$13,963
Loans > 90 days and still accruing	522	507	3,614	670	2,442
Total nonperforming loans	24,044	24,417	21,744	17,319	16,405
Other real estate owned	283	-	-	-	-
Total nonperforming assets	$24,327	$24,417	$21,744	$17,319	$16,405

QTD Net charge-offs (recoveries)	$(57)	$1,829	$742	$1,505	$24

Nonaccrual loans:
Real estate loans:
Commercial real estate:
Non-farm non-residential owner occupied	$9,696	$10,051	$2,369	$1,211	$978
Non-farm non-residential non-owner occupied	68	74	1,225	1,235	1,235
Residential	2,664	2,767	2,837	2,938	3,058
Construction, development & other	1	301	406	247	567
Commercial & industrial	11,093	10,717	11,293	11,018	8,125
Total nonaccrual loans	$23,522	$23,910	$18,130	$16,649	$13,963

Asset Quality Ratios:
Nonperforming assets to total assets	0.53%	0.55%	0.47%	0.39%	0.39%
Nonperforming loans to total loans	0.62%	0.65%	0.58%	0.48%	0.46%
Allowance for credit losses to total loans	1.02%	1.02%	1.02%	1.02%	1.07%
QTD Net charge-offs (recoveries) to average loans (annualized)	(0.01%)	0.20%	0.08%	0.17%	0.00%

Third Coast Bancshares, Inc. and Subsidiary

GAAP Reconciliation and Management's Explanation of Non-GAAP Financial Measures

(unaudited)

Our accounting and reporting policies conform to GAAP (generally accepted accounting principles) and the prevailing practices in the banking industry. However, we also evaluate our performance based on certain additional financial measures discussed in this earnings release as being non-GAAP financial measures. Specifically, we review Tangible Common Equity, Tangible Book Value Per Share, Tangible Common Equity to Tangible Assets, and Return on Average Tangible Common Equity for internal planning and forecasting purposes. We classify a financial measure as a non-GAAP financial measure if that financial measure excludes or includes amounts, or is subject to adjustments that have the effect of excluding or including amounts, that are not included or excluded, as the case may be, in the most directly comparable measure calculated and presented in accordance with GAAP as in effect from time to time in the United States in our statements of income, balance sheets or statements of cash flows. Non-GAAP financial measures do not include operating and other statistical measures or ratios, or statistical measures calculated using exclusively financial measures calculated in accordance with GAAP.

The non-GAAP financial measures that we discuss in this earnings release should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Moreover, the manner in which we calculate the non-GAAP financial measures that we discuss in this earnings release may differ from that of other companies reporting measures with similar names. It is important to understand how other banking organizations calculate their financial measures with names similar to the non-GAAP financial measures we have discussed in this earnings release when comparing such non-GAAP financial measures.

Management believes the following non-GAAP financial measures assist investors in understanding the financial condition of the company:

•
Tangible Common Equity. The most directly comparable GAAP financial measure for tangible common equity is total shareholders’ equity. We believe that this measure is important to many investors in the marketplace who are interested in the relative changes from period to period of tangible common equity.
•
Tangible Book Value Per Share. The most directly comparable GAAP financial measure for tangible book value per share is book value per share. We believe that the tangible book value per share measure is important to many investors in the marketplace who are interested in changes from period to period in book value per share exclusive of changes in intangible assets. Goodwill and other intangible assets have the effect of increasing total book value while not increasing our tangible book value.
•
Tangible Common Equity to Tangible Assets. The most directly comparable GAAP financial measure for tangible common equity is total shareholders’ equity, the most directly comparable GAAP financial measure for tangible assets is total assets, and the most directly comparable GAAP financial measure for tangible common equity to tangible assets is total shareholders’ equity to total assets. We believe that this measure is important to many investors in the marketplace who are interested in the relative changes from period to period of tangible common equity to tangible assets, each exclusive of changes in intangible assets. Goodwill and other intangible assets have the effect of increasing both total shareholders’ equity and assets while not increasing our tangible common equity or tangible assets.
•
Return on Average Tangible Common Equity. The most directly comparable GAAP financial measure for average tangible common equity is average shareholders' equity, and the most directly comparable GAAP financial measure for return on average tangible common equity is return on average common equity. We believe that this measure is important to many investors in the marketplace who are interested in the relative changes from period to period of return on average tangible common equity, exclusive of changes in intangible assets. Goodwill and other intangible assets have the effect of increasing average shareholders’ equity while not increasing our tangible common equity.

The calculations of these non-GAAP financial measures are as follows:

	Three Months Ended					Nine Months Ended
	2024			2023		2024	2023
(Dollars in thousands, except share and per share data)	September 30	June 30	March 31	December 31	September 30	September 30	September 30

Tangible Common Equity:
Total shareholders' equity	$450,548	$434,998	$423,618	$411,974	$400,331	$450,548	$400,331
Less: Preferred stock including additional paid in capital	66,117	66,225	66,225	66,225	66,225	66,117	66,225
Total common equity	384,431	368,773	357,393	345,749	334,106	384,431	334,106
Less: Goodwill and core deposit intangibles, net	18,882	18,922	18,963	19,003	19,043	18,882	19,043
Tangible common equity	$365,549	$349,851	$338,430	$326,746	$315,063	$365,549	$315,063

Common shares outstanding at end of period	13,667,591	13,665,505	13,652,888	13,604,665	13,600,211	13,667,591	13,600,211

Book Value Per Share	$28.13	$26.99	$26.18	$25.41	$24.57	$28.13	$24.57
Tangible Book Value Per Share	$26.75	$25.60	$24.79	$24.02	$23.17	$26.75	$23.17

Tangible Assets:
Total assets	$4,627,770	$4,474,119	$4,660,403	$4,396,074	$4,215,792	$4,627,770	$4,215,792
Adjustments: Goodwill and core deposit intangibles, net	18,882	18,922	18,963	19,003	19,043	18,882	19,043
Tangible assets	$4,608,888	$4,455,197	$4,641,440	$4,377,071	$4,196,749	$4,608,888	$4,196,749

Total Common Equity to Total Assets	8.31%	8.24%	7.67%	7.86%	7.93%	8.31%	7.93%
Tangible Common Equity to Tangible Assets	7.93%	7.85%	7.29%	7.46%	7.51%	7.93%	7.51%

Average Tangible Common Equity:
Average shareholders' equity	$446,124	$433,510	$420,646	$407,972	$402,049	$433,473	$393,602
Less: Average preferred stock including additional paid in capital	66,223	66,225	66,225	66,225	66,225	66,224	66,225
Average common equity	379,901	367,285	354,421	341,747	335,824	367,249	327,377
Less: Average goodwill and core deposit intangibles, net	18,906	18,946	18,987	19,027	19,068	18,946	19,108
Average tangible common equity	$360,995	$348,339	$335,434	$322,720	$316,756	$348,303	$308,269

Net Income	$12,775	$10,796	$10,367	$9,689	$5,578	$33,938	$23,712
Less: Dividends declared on preferred stock	1,198	1,184	1,171	1,197	1,184	3,553	3,539
Net Income Available to Common Shareholders	$11,577	$9,612	$9,196	$8,492	$4,394	$30,385	$20,173

Return on Average Common Equity(A)	12.12%	10.53%	10.44%	9.86%	5.19%	11.05%	8.24%
Return on Average Tangible Common Equity(A)	12.76%	11.10%	11.03%	10.44%	5.50%	11.65%	8.75%

___________

(A) Interim periods annualized.